UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 29, 2003

Answerthink, Inc.

(Exact name of registrant as specified in its charter)

FLORIDA	0-24343	65-0750100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1001 Brickell Bay Drive, Suite 3000 Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

(305) 375-8005

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 12.	Results of Operations and Financial Condition.

On July 29, 2003, Answerthink, Inc. (the “Company”) issued a press release setting forth the Company’s financial results for the second quarter of 2003. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. This press release may also be found on the Company’s website at www.answerthink.com on the Investor Relations page.

The information contained in this report on Form 8-K is being furnished pursuant to Item 12 of Form 8-K. This report has been filed with the electronic filing system of the U.S. Securities and Exchange Commission as a Form 8-K containing Item 9 disclosure, as directed by the U.S. Securities and Exchange Commission in Release No. 34-47583.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSWERTHINK, INC.

Date: July 29, 2003	By:	/s/ JOHN F. BRENNAN
John F. Brennan
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Answerthink Inc., dated July 29, 2003, reporting financial results for the second quarter of 2003.